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                                 EMPLOYMENT AGREEMENT


                                    by and between




                                   PHYTOTECH, INC.


                                         and




                                  DR. BURT D. ENSLEY












                                        Dated:

                                     May 17, 1996
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                                 EMPLOYMENT AGREEMENT


          THIS AGREEMENT made effective as of this 17th day of May, 1996 by and between PHYTOTECH, INC. (the "Employer"), a New Jersey corporation, having an office at 1 Deer Park Drive, Suite 1, Monmouth Junction, New Jersey 08852, and BURT D. ENSLEY, residing at 7 Colts Neck Drive, Newtown, Pennsylvania (the "Executive").

          WHEREAS, Employer wishes to assure itself of the services of Executive as President of the Employer for the period provided in this Agreement, and Executive is willing to serve in the employ of Employer as President on a full-time basis for said period, and upon those terms and conditions hereinafter provided; and

          WHEREAS, this Employment Agreement was authorized by the Board of Directors of the Company.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   EMPLOYMENT.

               1.1 Employer agrees to employ Executive, and Executive agrees to be employed by Employer, for the period stated in Section 4 hereof and upon those terms and conditions herein provided.

               1.2 Employer's Board of Directors may terminate the Executive's employment at any time by notifying Executive in the manner set forth at Section
3.1 hereof, but any termination by Employer shall not prejudice the Executive's right to compensation or other benefits under this Agreement.

               1.3 Executive's principal place of employment shall be at the Employer's office at 1 Deer Park Drive, Monmouth Junction, New Jersey or at such other location determined by the

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Board of Directors, subject to reasonable travel as the rendering of the services hereunder may require.

          2.   POSITION AND RESPONSIBILITIES.

          During the period of his employment hereunder, Executive agrees to serve as President of Employer.

          3.   TERM AND DUTIES.

               3.1 TERM OF EMPLOYMENT. The period of Executive's employment under this Agreement shall commence no later than the date of this Agreement (the "Commencement Date") and shall continue for a period of three (3) years (the "Term") unless sooner terminated by reason of any of the events enumerated in Section 6 hereunder.

               3.2 DUTIES DURING TERM. During the period of his employment hereunder and except for illness, any reasonable vacation period (as hereinafter defined in paragraph 4.6 hereof), and reasonable leaves of absence, Executive shall devote all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization and management of Employer; provided, however, that with the prior approval of the Board of Directors of Employer as evidenced by a resolution of the Board of Directors, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with Employer, or materially affect the performance of Executive's duties pursuant to this Agreement.


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          4.   COMPENSATION AND REIMBURSEMENT.

               4.1 COMPENSATION - BASE SALARY/BONUS. The compensation specified under this Agreement shall constitute the salary and benefits paid to Executive for the duties described in Sections 2 and 3.2. Employer shall pay Executive a base salary of ONE HUNDRED AND TWENTY THOUSAND ($120,000) DOLLARS (the "Base Salary") (on a semi-monthly basis) which shall increase after the Term if agreed upon by the Board of Directors. During the period of this Agreement, Executive's Base Salary may be reviewed in the discretion of the Board of Directors. Such reviews shall be conducted by a Committee designated by the Board of Directors, and such Committee may increase said Base Salary. In addition, Executive shall be entitled to a performance bonus of FIFTEEN THOUSAND ($15,000) DOLLARS upon the closing of at least $1 million of the current private placement which closing date was April 30, 1996.

               4.2 STOCK OPTION PLAN. Executive shall be entitled to receive incentive stock options for FORTY-FIVE THOUSAND (45,000) shares of Phytotech, Inc. common stock vesting over a three year period. In addition, if agreed upon by the Board of Directors, Executive may be entitled to additional stock options and/or warrants payable in accordance with and determined under the terms of PHYTOTECH, INC. STOCK OPTION PLAN.

               4.3 REIMBURSEMENT OF EXPENSES. Employer shall pay or reimburse Executive for all reasonable travel and other reasonable out-of-pocket expenses incurred by Executive in performing his obligations under this Agreement. Such reimbursements will be


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made promptly, within thirty (30) days of Executive's submission to Employer of an itemized list of such expenses, together with receipts therefor indicating the date upon and the purpose for which such expenses were incurred and such other information as may be reasonably required from time to time by Employer to substantiate such expenditures for federal income tax purposes.

               4.4 HEALTH BENEFITS. In addition to the payments to the Executive hereunder, the Executive is entitled to full health insurance benefits for himself and his family, including but not limited to reasonable medical coverage, dental coverage and disability insurance, as agreed upon by the Employer.

               4.5 STATUS AS EMPLOYEE. At all times during the term of this Agreement, Executive shall be deemed to be an employee of Employer and its affiliates for purposes of determining Executive's coverage under and eligibility to participate in, any employee benefit plans or programs which Employer now has or may hereafter initiate.

               4.6 REASONABLE VACATION PERIOD. The Executive shall be entitled to four (4) weeks annual vacation, unless otherwise mutually agreed upon by the Executive and the Employer.

          5.   TERMINATION OF EMPLOYMENT.

               5.1 TERMINATION UPON DEATH. If the Executive dies during the Term, all rights of the Executive or his estate (other than for indemnification under Section 11 hereof) under this Agreement shall cease as of the effective date of such termination, except that the Executive (i) shall be entitled to receive Base Salary for the month during which death occurs, and (ii) shall be


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entitled to receive the payments and benefits of which he is then entitled under the employee benefit plans of the Employer or any affiliate thereof as of the date of the termination.

               5.2 TERMINATION UPON DISABILITY. If during the Term, the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable substantially to perform his services hereunder for a period of one-hundred and twenty (120) days in any twelve (12) month period, Employer may at any time after the last day of such period of disability, by written notice to the Executive, terminate the Term of the Executive's employment hereunder. Nothing in this Section 5.2 shall be deemed to extend the Term. Upon such termination, all rights of the Executive under this Agreement (other than for indemnification under Section 11 hereof) shall cease as of the effective date of such termination, except that the Executive
(i) shall be entitled to receive Base Salary for the month in which such termination occurs; (ii) shall be entitled to receive a PRO RATA portion of any incentive compensation otherwise payable for the year during which the termination occurs (if applicable) and (iii) shall be entitled to receive the payments and benefits to which he is then entitled under any employee benefit plans of the Employer or any affiliate thereof as of the date of this termination.

               5.3 TERMINATION FOR CAUSE. If the Executive (i) willfully neglects his duties hereunder and such willful neglect shall not be discontinued within fifteen (15) days after written notice thereof, (ii) is convicted of a felony, (iii) is convicted


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of any crime punishable by a period of imprisonment in excess of one (1) year,
(iv) willfully refuses to comply with the lawful written policies of the Employer and such refusal shall not be discontinued within fifteen (15) days after written notice thereof, or (v) materially breaches the terms hereunder and such breach shall not be remedied within fifteen (15) days after written notice thereof (items (i) through (v) hereinafter collectively referred to as "Terminated for Cause"), Employer may at any time by thirty (30) days written notice to the Executive terminate the Term of the Executive's employment hereunder.

                    Notwithstanding the foregoing, the Executive's Employment shall not be deemed to have been Terminated for Cause if such termination took place as a result of: (i) questionable judgment on the part of the Executive;
(ii) any act or omission believed by the Executive in good faith, to have been in or not opposed to the best interests of the Employer, or (iii) any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Employer's By-Laws or the laws of the State of New Jersey, or the directors and officers' liability insurance of the Employer, in each case as in effect at the time of such act or omission.

                    If the Executive's Employment is Terminated for Cause, all rights of the Executive under this Agreement shall cease as of the effective date of such termination, except that the Executive (i) shall be entitled to receive his accrued Base Salary


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through the date of such termination and (ii) shall be entitled to receive the payments and benefits to which he is then entitled under the employee benefits plans of the Employer or any affiliate thereof as of the date of this termination.

               5.4 TERMINATION BY EMPLOYER WITHOUT CAUSE. If the Executive's employment hereunder shall be terminated by Employer by any reason other than by death, disability or cause (all as defined in this Section 5), the Employer shall pay to the Executive, as liquidated damages and not as a penalty, (i) in a lump sum immediately subsequent to the date of such termination, an amount equal to one (1) month of the Base Salary of the Executive and one (1) month of health benefits for every twelve (12) month period of employment. It is expressly understood and agreed that the Executive shall not be obligated to mitigate the damages caused by a termination of his employment for which he shall be entitled to such liquidated damages.

               5.5 VOLUNTARY TERMINATION. In the event Executive voluntarily terminates his employment with Employer, during or after the Term, the Executive shall have no right to receive any compensation or benefit from the Employer hereunder, except for (i) accrued and unpaid Base Salary through the date of such termination and (ii) payments and benefits to which he is then entitled under the employee benefits plans of the Employer or any affiliate thereof as of the date of this termination.

               5.6 This Section 5 shall not apply to any stock options and/or warrants received under Section 4.2 hereof, which


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shall be payable in accordance with the terms of the PHYTOTECH, INC. STOCK
OPTION PLAN.

          6.   OTHER BENEFITS.

               6.1 INSURANCE. Upon the occurrence of an event of termination or a voluntary termination resulting in a severance of employment, Employer will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by Employer for Executive prior to his severance. In the case of an event of termination or a voluntary termination, such coverage shall cease upon the Executive's employment by another employer and Executive's coverage by the subsequent employer's plan, or on the date which consists of one (1) month for every twelve (12) month period of the Executive's employment, whichever is earlier. Executive shall contribute such amounts towards such benefits as are required of all employees so long as he receives such benefits. The provisions of this Section shall not affect the Executive's right to eighteen (18) months of health insurance coverage by law so long as he pays the full amount of such coverage without any payment by the Employer.

          7.   SOURCE OF FUNDS.

               All payments and benefits provided in Sections 4, 5, and 6 shall be paid to Executive or paid for on behalf of Executive in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Executive shall have no right, title, or interest whatever in or to any investments which


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Employer may make to aid Employer in meeting its obligations hereunder.

          8.   CERTAIN COVENANTS OF EXECUTIVE.

               8.1 CONFIDENTIAL INFORMATION. During and after the term of Executive's employment with Employer, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of Employer, all confidential matters of Employer, its affiliates, including, without limitation, trade "know-how," secrets, customer lists, details of contracts, loan applicant lists or applications, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans and other business affairs of Employer, or its affiliates, heretofore or hereafter, and shall not disclose them to anyone outside of Employer, or its affiliates, either during or after employment by Employer, or any of its affiliates, except as required in the course of performing duties hereunder or with Employer's express written consent; PROVIDED, HOWEVER, that this section shall not apply to matters that are part of the public knowledge or literature or to matters that have been disclosed by Employer, or its affiliates to third parties.

               8.2 PROPERTY OF EMPLOYER. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Executive or made available to Executive concerning the business of Employer, or any of its affiliates shall be Employer's property and shall be delivered to Employer promptly upon the


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termination of Executive's employment with Employer, or any of its affiliates or at any other time on request.

               8.3 RIGHTS AND REMEDIES UPON BREACH. The Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Agreement, and that the Employer, in addition to all other remedies hereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation in any court of competent jurisdiction. The Executive acknowledges that the business and products of the Employer have worldwide applications and that the restrictions in this Agreement are therefore properly without any geographic limitations. If any of the provisions of this Agreement are held to be in any respect an unreasonable restriction upon the Employer, then the provisions shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which such provisions may be enforceable.

          9.   NO CONFLICTING AGREEMENTS.

               Executive represents and warrants that as of the effective date of this Agreement, he will not be a party to any Agreement, contract or understanding which would in any way restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement.

          10.  FEDERAL INCOME TAX WITHHOLDING.

               Employer may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as


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shall be required pursuant to any law or governmental regulation or ruling.

          11.  INDEMNIFICATION.

               11.1 The Executive shall be indemnified by Employer against liabilities and reasonable costs, expenses and counsel fees paid or incurred (exclusive of any amounts paid by Executive to Employer in settlement of Employer's claims against Executive) in connection with any action, suit or proceeding to which Executive or his legal representatives may be made a party by reason of his being or having been a director or officer of Employer or any affiliate, provided that (l) said action, suit or proceeding shall be prosecuted against Executive, or against his legal representatives, to final determination and no final adjudication shall have been made in said action, suit or proceeding that he was derelict in the performance of his duties as such director or officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against Executive, or his legal representatives, without a final determination of the merits, and it shall be determined by the Board of Directors, or by a committee specifically authorized by the Board of Directors to make such determination, that Executive was not derelict in any substantial way in the performance of his duties as charged in such action, suit or proceeding.

               11.2 The right of indemnification described in Section 11.1 shall be in addition to, and not in restriction of or limitation of, any other obligation which Employer may have with


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respect to the indemnification or reimbursement of members of Employer's Board of Directors, officers, agents or employees.

          12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

               This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between Employer or any predecessor of Employer and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

          13.  GENERAL PROVISIONS.

               13.1 NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries, or legal representatives without Employer's prior written consent; provided, however that nothing in this Section 13.1 shall preclude (a) Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (b) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

               13.2 NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attach-


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ment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

               13.3 BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, Executive and Employer and their respective permitted successors and assigns.

          14.  MODIFICATION AND WAIVER.

               14.1 AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

               14.2 WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          15.  SEVERABILITY.

               If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the


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rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          16.  HEADINGS.

               The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          17.  GOVERNING LAW.

               This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

          IN WITNESS WHEREOF, Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and Executive has signed this Agreement as of the day and year first above written.



ATTEST:                                 EMPLOYER





/s/ Ilya Raskin                         By:  /s/ Burt D. Ensley
-----------------------------------          -----------------------------------
ILYA RASKIN, Secretary                       BURT D. ENSLEY, President



WITNESS:                                EXECUTIVE

/s/ [ILLEGIBLE]                         /s/ Burt D. Ensley                (L.S.)
-----------------------------------     ----------------------------------------
                                        BURT D. ENSLEY, Executive





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